SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  May 10, 1998


                             SBC COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)



            DELAWARE                   1-8610                   43-1301883
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)           Identification No.)

             175 East Houston
            San Antonio, Texas                             78205
   (Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code: (210) 821-4105



                                       N/A
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         SBC Communications Inc., a Delaware corporation ("SBC"), announced on May 10, 1998 that it had entered into an Agreement and Plan of Merger (the "Merger Agreement") among Ameritech Corporation, a Delaware corporation ("Ameritech"), SBC and SBC Delaware, Inc., a Delaware corporation and a wholly-owned subsidiary of SBC ("Merger Sub"), pursuant to which Merger Sub will be merged with and into Ameritech (the "Merger") with Ameritech as the corporation surviving in the Merger.

         Under the terms of the Merger Agreement, each share of common stock, $1.00 par value per share, of Ameritech ("Ameritech Common Stock") outstanding at the effective time of the Merger will be converted into 1.316 shares of common stock, $1.00 par value per share, of SBC ("SBC Common Stock").

         The Merger is subject to certain regulatory approvals as well as to adoption of the Merger Agreement by the stockholders of Ameritech and approval of the issuance of SBC Common Stock pursuant to the Merger Agreement by the holders of SBC Common Stock.

         The preceding is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as an Exhibit and which is incorporated herein by reference.

Item 7.  Exhibits.

2 Agreement and Plan of Merger among Ameritech, SBC and Merger Sub, dated as of May 10, 1998.

99.1   Text of Press Release, dated May 11, 1998, issued by Ameritech and SBC.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SBC COMMUNICATIONS INC.


                                       By:  /s/ Donald E. Kiernan
                                           -------------------------------------
                                            Name: Donald E. Kiernan
                                            Title: Senior Vice President,
                                                   Treasurer and Chief
                                                   Financial Officer



Date: May 11, 1998

                                       -3-